Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

Micron Announces Intent to Acquire Remaining
Interest in IM Flash Technologies Joint Venture

Acquisition Will Enable Micron to Independently Drive R&D and Manufacturing of
3D XPoint™ Technology and Emerging Memory Roadmap at Utah Facility

BOISE, Idaho, Oct. 18, 2018 - Micron Technology, Inc., (NASDAQ: MU) today announced that the company intends to exercise its right to call Intel’s interest in the parties’ joint venture, IM Flash Technologies, LLC (IM Flash).

“Micron’s acquisition of IM Flash demonstrates our strong belief that 3D XPoint technology and other emerging memories will provide a unique differentiator for the company and be an essential solution for new data-hungry applications,” said Micron President and CEO Sanjay Mehrotra. “This investment provides Micron with an established development and manufacturing facility and a highly skilled workforce with a strong track record of innovation and execution.”

Micron can exercise the call option starting Jan. 1, 2019. The timeline to close the transaction is between six and twelve months after the date Micron exercises the call. The IM Flash joint venture is already consolidated in Micron’s reported financial statements. Micron anticipates no meaningful impact to overall financial results or changes to its Fiscal 2019 capital expenditures and long-term capital expenditure target. At the time of close, Micron expects to pay approximately $1.5 billion in cash for the transaction, dissolving Intel’s non-controlling interest in IM Flash as well as IM Flash member debt, which was approximately $1 billion as of Aug. 30, 2018.

In July 2018, Micron and Intel agreed to conclude their joint development of 3D XPoint technology after the completion of the second-generation node, which is expected to occur in the second half of Fiscal 2019. The two companies will independently drive their own future technology roadmaps. Micron is currently collaborating with ecosystem partners to introduce 3D XPoint products in late calendar 2019, with revenue ramp starting in calendar 2020. Joint manufacture of 3D XPoint memory will continue at the IM Flash facility in Lehi, Utah until the transaction is closed. Based on prior agreements, Micron will sell 3D XPoint memory wafers to Intel for up to a year after close. At the close of the transaction, IM Flash will become a wholly-owned subsidiary of Micron, and all IM Flash employees will become part of the Micron team focused on supporting technology development and manufacturing efforts in Lehi.

Conference Call Details:
The company will hold a conference call today, Thursday, Oct. 18, 2018 at 3 p.m. MT, hosted by Head of Global Operations, Manish Bhatia, and Chief Financial Officer, Dave Zinsner, to discuss our acquisition of Intel’s interest in IM Flash. The call may be accessed by dialing 1-888-660-6127, or if international, 973-200-3096, using conference ID number 1098528.  An audio replay of the call can be accessed by dialing 855-859-2056, using conference ID number 1098528 and will be available beginning at 7:00 p.m. MT on Thursday, Oct. 18, 2018 and continuing through Oct. 25, 2018.  A webcast of the call and replay will be available online at http://investors.micron.com/events.cfm. For Investor Relations and other company updates, follow @MicronTech on Twitter at https://twitter.com/MicronTech.

About Micron Technology, Inc.
We are an industry leader in innovative memory and storage solutions. Through our global brands - Micron®, Crucial® and Ballistix® - our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, NOR Flash and 3D XPoint™ memory, is transforming how the world uses information to enrich life. Backed by 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, machine learning, and autonomous vehicles, in key market segments like cloud, data center, networking and mobile. Our common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit www.micron.com.

The Micron logo and Micron symbol are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners. This press release contains forward-looking statements regarding our intention to exercise our call option on IM Flash, the impact of the exercise of the call option, and the price associated with the exercise of the call option. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.